UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2006
STRATEX NETWORKS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15895 (Commission File Number)	77-0016028 (IRS Employer Identification No.)
120 Rose Orchard Way, San Jose, CA 95134
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 943-0777
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Approval of Stratex Networks, Inc., 2006 Stock Equity Plan.
At the Annual Meeting of Stockholders of Stratex Networks, Inc. (“Stratex Networks” or the “Company”) held on August 15, 2006 (the “Annual Meeting”), Stratex Networks’ stockholders approved, among other things, the Stratex Networks, Inc., 2006 Stock Equity Plan (the “2006 Plan”).
The 2006 Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, restricted stock units or any combination of those awards to any employee of or consultant to the Company and its affiliates or to non-employee members of the Company’s board of directors or of any board of directors (or similar governing authority) of any affiliate. The maximum number of shares of the Company’s common stock which may be issued or made subject to awards under the 2006 Plan is 8,000,000 of which no more than 6,000,000 shares may be used for restricted stock, restricted stock units, or stock appreciation rights. No more than 10% of the available 2006 Plan shares of the Company’s common stock may be covered by awards issued to any one person in any one calendar year. The more detailed description of the terms of the 2006 Plan contained in Stratex Networks’ Proxy Statement for its Annual Meeting of Stockholders held on August 15, 2006 under the caption “Proposal 2 — Approval of Stratex Networks, Inc. 2006 Stock Equity Plan” is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The exhibit list required by this Item is incorporated by reference to the exhibit index filed as part of this report.

Exhibit No.	Description

10	Stratex Networks, Inc. 2006 Stock Equity Plan Approved by Stockholders on August 15, 2006 (incorporated by reference to Exhibit A to the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on July 10, 2006 (File No. 000-15895))

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX NETWORKS, INC.

Date: August 18, 2006

By: /s/ Juan Otero

Juan Otero
General Counsel and Assistant Secretary